As filed with the Securities and Exchange Commission on May 28, 2008
Registration No. 333-149835

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
REGENT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	31-1492857 .

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202
(513) 651-1190

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William L. Stakelin
Chief Executive Officer and President
Regent Communications, Inc.
2000 Fifth Third Center
511 Walnut Street
Cincinnati, Ohio 45202
(513) 651-1190
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of Communications to:
Richard G. Schmalzl, Esq.
Graydon Head & Ritchey LLP
1900 Fifth Third Center
511 Walnut Street
Cincinnati, Ohio 45202
Phone: (513) 621-6464
Fax: (513) 651-3836
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
REGENT COMMUNICATIONS, INC.
3,246,356 Shares of Common Stock

          The persons identified in “Selling Stockholders” beginning on page 2 are offering to sell 3,246,356 shares of common stock of Regent Communications, Inc. All offers and sales will be made as described in “Plan of Distribution” beginning on page 3.
          The sale price for these shares may vary from transaction to transaction. Any sales commissions may also vary.
          Regent common stock is traded on The NASDAQ Global Market under the symbol “RGCI.”

          For a description of certain significant considerations in connection with the shares and related matters described in this document, see “Risk Factors” beginning on page 21 of our Form 10-K, as amended, for the year ended December 31, 2007.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2008

          You should rely only on information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

SUMMARY
          This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before you make an investment decision. You should carefully read this entire prospectus and the documents we have referred you to, including the “Risk Factors” section in our Form 10-K, as amended, for the year ended December 31, 2007 and the other documents incorporated herein by reference, before making your investment decision.
REGENT COMMUNICATIONS, INC.
          We are a radio broadcasting company focused on acquiring, developing and operating radio stations in mid-sized markets. We currently own 49 FM and 13 AM radio stations in 13 markets in Colorado, Illinois, Indiana, Kentucky, Louisiana, Michigan, Minnesota, New York, and Texas. Our assembled clusters of radio stations ranked first or second in terms of revenue share in all of our markets that were ranked by BIA Publications, Inc. in their Investing in Radio 2007 Market Report, except Albany, New York, where our cluster ranked third.
          Our primary strategy is to secure and maintain a leadership position in the markets we serve and to expand into additional mid-sized markets where we can achieve a leadership position. After we enter a market, we seek to acquire stations that, when integrated with our existing operations, will allow us to reach a wider range of demographic groups that appeal to advertisers, increase revenue and achieve substantial cost savings. Additionally, our advertising pricing on a supply and demand basis, when combined with the added reach of our radio station clusters, allows us to compete successfully for advertising revenue against non-radio competitors such as print media, television, cable and outdoor advertising.
          Relative to the largest radio markets in the United States, we believe that the mid-sized markets represent attractive operating environments because they are generally characterized by the following: a greater use of radio advertising compared to the national average; lower overall susceptibility to fluctuations in general economic conditions due to a lower percentage of national versus local advertising revenues; greater growth potential for advertising revenues as national and regional retailers expand into mid-sized markets; and less direct format competition due to a smaller number of owners in any given market.
          We believe that these operating characteristics, coupled with the opportunity to establish or expand radio station clusters within a specific market as well as the expansions of our interactive initiative, create the potential for revenue growth and cost efficiencies.
          Our portfolio of radio stations is diversified in terms of geographic location, target demographics and format. We believe that this diversity helps insulate us from downturns in specific markets and changes in format preferences.
          Our principal executive offices are located at 2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202 and our telephone number is (513) 651-1190.
          For more detailed information about us, please see our Annual Report on Form 10-K, as amended, for the year ended December 31, 2007; our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008; our Current Reports on Form 8-K filed with the SEC on January 4, 2008 and April 17, 2008; our Proxy Statement dated April 30, 2008; and the description of our common stock contained in our registration statement filed under the Securities and Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description, which are incorporated into this document by reference. See “Where You Can Find More Information.”
Securities to be Registered

Issuer	Regent Communications, Inc.

Common Stock Offered	3,246,356 shares.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

Trading	Our stock is listed on The NASDAQ Global Market under the symbol “RGCI.”

FORWARD-LOOKING STATEMENTS
          This prospectus includes certain forward-looking statements with respect to our company and its business that involve risks and uncertainties. These statements are influenced by our financial position, business strategy, budgets, projected costs and the plans and objectives of management for future operations. We use words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project” and other similar expressions. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, we cannot assure you that our expectations will prove correct. Actual results and developments may differ materially from those conveyed in the forward-looking statements. For these statements, we claim the protections for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
          Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements made in this prospectus include changes in general economic, business and market conditions, as well as changes in such conditions that may affect the radio broadcast industry or the markets in which we operate, including, in particular: increased competition for attractive radio properties and advertising dollars; increased competition from emerging technologies; fluctuations in the cost of operating radio properties; our ability to effectively integrate our acquisitions; changes in the regulatory climate affecting radio broadcast companies; and cancellations, disruptions or postponements of advertising schedules in response to national or world events. Further information on other factors that could affect the financial results of Regent Communications, Inc. is included in Regent’s other filings with the Securities and Exchange Commission (SEC). These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Regent Communications, Inc. The forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus. If we do update one or more forward-looking statements, you should not conclude that we will make additional updates with respect to those or any other forward-looking statements.
USE OF PROCEEDS
          We will not receive any proceeds from the sale of the common stock by the selling stockholders. See “Selling Stockholders.”
SELLING STOCKHOLDERS
          The shares of common stock offered hereby were issued to the selling stockholders in various private placement offerings in 2002 and earlier years. These selling stockholders are venture capital funds, which by the terms of their charter documents must terminate by a specified date and distribute their assets to their underlying partners. Accordingly, these selling stockholders must either sell their shares of common stock and distribute the proceeds to their partners or must distribute the shares to their partners. In light of the large number of shares held in the aggregate by these selling stockholders, we have agreed to register the shares held by these selling stockholders to facilitate a more orderly sale of these shares in a manner that we anticipate may lessen the potential adverse effect on our stock price.
          Accordingly, our Board of Directors has authorized us to file with the SEC a registration statement under the Securities Act and maintain its effectiveness until the earlier of (i) the date on which all shares offered hereby can be sold without restriction by the volume limitations of Rule 144(e) of the Securities Act, or (ii) such time as all shares offered hereby have been sold pursuant to the registration statement.
          The following table sets forth certain information with respect to the selling stockholders and the number of shares of common stock, which may be sold pursuant to this document. Information regarding the number of shares held by a selling stockholder prior to the registration contemplated hereby has been obtained from the selling stockholders. Except for John H. Wyant, one of our independent directors, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors.
          Mr. Wyant is a beneficial owner and manager of Blue Chip Venture Company, Ltd. and he exercises shared voting and investment powers with respect to the securities beneficially owned by Blue Chip Venture Company, Ltd., but disclaims beneficial ownership of those securities. Blue Chip Venture Company, Ltd. is the general partner of Blue Chip Capital Fund II Limited Partnership and Blue Chip Capital Fund III Limited Partnership and is an affiliate of a special limited partner and portfolio manager of Miami Valley Venture Fund Limited Partnership. Blue Chip Venture Company, Ltd. has indicated that it exercises sole voting and dispositive power over the indicated shares held by Blue Chip II, Blue Chip III and Miami Valley.

			Number of shares of	Percentage of
			common	common stock held
	Number of shares	Number of shares of	stock held assuming	after completion of
	held prior to the	common stock	the sale of all	the sale of the
	sales of shares	which may be sold	shares offered	common stock
Name and address of	registered	pursuant to this	pursuant to this	registered
selling stockholder	hereunder	prospectus	prospectus	hereunder

Blue Chip Capital	563,636	563,636	0	0%
Fund III Limited Partnership 1100 Chiquita Center 250 East Fifth Street Cincinnati, OH 45202

Blue Chip Capital	2,382,241	2,382,241	0	0%
Fund II Limited Partnership 1100 Chiquita Center 250 East Fifth Street Cincinnati, OH 45202

Miami Valley Venture	300,479	300,479	0	0%
Fund Limited Partnership 1100 Chiquita Center 250 East Fifth Street Cincinnati, OH 45202
PLAN OF DISTRIBUTION
          The selling stockholders named in this document and other persons described below may offer these shares for sale. Additional persons may be named or described in one or more amendments or supplements to this document. Offers and sales of these shares may be subject to certain delay periods described below. Our Board of Directors has authorized us to maintain the effectiveness of the registration statement until the earlier of (i) the date on which all shares offered hereby can be sold without restriction by the volume limitations of Rule 144(e) of the Securities Act, or (ii) such time as all shares offered hereby have been sold pursuant to the registration statement.
          We may suspend the effectiveness of the registration statement for certain periods of time during which the shares offered hereby will not be able to be resold. We shall provide written notice to each selling stockholder at the beginning and end of each delay period. In the event of any suspension, we will use our best efforts to cause the suspended registration statement to be resumed as soon as reasonably practicable.
          Subject in all cases to the restrictions described above, any distribution hereunder of the common stock by the selling stockholders may be effected from time to time in one or more of the following transactions: (1) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the NASDAQ Stock Market LLC or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (2) if we agree to it prior to the distribution, through one or more underwriters who will acquire shares of common stock for their own account and resell such shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (3) directly or through brokers or agents in private sales at negotiated prices; (4) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; (5) to or through trusts created by the selling stockholders; or (6) by any other legally available means. Also, offers to purchase the common stock may be solicited by agents designated by the selling stockholders from time to time. Underwriters or other agents participating in an offering made pursuant to this document (as amended or supplemented from time to time) may receive underwriting discounts and commissions under the Securities Act, and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent’s commissions or fees.

          In connection with distributions of the shares of common stock offered hereby or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares of common stock offered hereby in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the shares of common stock offered hereby, which shares such broker-dealer or other financial institution, may resell pursuant to this document (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge the shares of common stock offered hereby to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged common stock pursuant to this document (as supplemented or amended to reflect such transaction).
          Certain costs, expenses and fees in connection with the registration of the shares of common stock offered hereby will be borne by us. Commissions, discounts, underwriting or advisory fees, broker’s fees and transfer taxes, if any, attributable to the sales of the shares of common stock offered hereby will be borne by the selling stockholders. The selling stockholders have agreed to indemnify us, each of our directors and officers, and each person, if any, who controls us within the meaning of the Securities Act, against certain liabilities in connection with the offering of the shares of common stock offered hereby pursuant to this document, including liabilities arising under the Securities Act. In addition, we have agreed to indemnify the selling stockholders against certain liabilities in connection with the offering of the shares of common stock pursuant to this document, including liabilities arising under the Securities Act.
          Brokers, dealers and other persons who sell these shares may be deemed to be “underwriters” for purposes of the Securities Act of 1933. However, no one has conceded that they will be acting as an “underwriter” in selling these shares.
          This document may be amended and supplemented from time to time to describe a specific plan of distribution. In addition, any securities covered by this document, which qualify for sale pursuant to Rule 144, may be sold under Rule 144 rather than pursuant to this document.
LEGAL MATTERS
          The validity of the common stock offered hereby will be passed upon for us by Graydon Head & Ritchey LLP, Cincinnati, Ohio.
EXPERTS
          The consolidated financial statements, the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, as amended, and the effectiveness of Regent Communications, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.
          We have filed a registration statement to register with the SEC the shares of common stock offered hereby. This document is part of that registration statement and constitutes a prospectus of Regent.

          As allowed by SEC rules, this document does not contain all the information that stockholders can find in our registration statement or the exhibits to our registration statement.
INCORPORATION BY REFERENCE
          The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information that was filed later.
          We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such future filings deemed not to have been filed), until we sell all the securities offered by this prospectus:
•	Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2007;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

•	Our Current Reports on Form 8-K filed with the SEC on January 4, 2008 and April 17, 2008;

•	Our Proxy Statement dated April 30, 2008; and

•	The description of our common stock contained in our registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.
          Copies of any of the documents incorporated by reference (excluding exhibits unless specifically incorporated therein) are available without charge upon written or oral request from Anthony A. Vasconcellos, Chief Financial Officer of Regent Communications, Inc., 2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202 (telephone number: (513) 651-1190).
          You should rely only on the information contained or incorporated by reference in this document to make your determination on whether or not to make an investment in the shares of our common stock offered hereby. No one has been authorized to provide any information that is different from what is contained in this document. This document is dated May 28, 2008. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the delivery of this document nor the sale of our common stock will create any implication to the contrary.

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
          The following is an itemized statement of the fees and expenses (all but the SEC fees are estimates) in connection with the issuance and distribution of the shares of common stock being registered hereunder. All such fees and expenses shall be borne by Regent except for underwriting discounts and commissions and transfer taxes, if any, with respect to any shares being sold by the selling stockholders.

Commission Registration Fees	$122.48
NASDAQ Global Market Listing Fee	$-0-
Blue Sky fees and expenses	$-0-
Printing and engraving expenses	$500.00
Transfer agent and registrar fee and expenses	$-0-
Attorneys fees and expenses	$10,000.00
Accounting fees and expenses	$10,000.00
Miscellaneous	$-0-

Total	$20,622.48

Item 15. Indemnification of Directors and Officers
          As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation of the Registrant provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the Certificate of Incorporation of the Registrant requires that the liability of a director of the Registrant must be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Further, any repeal or modification of this provision of the Certificate of Incorporation of the Registrant by the stockholders of the Registrant shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.
          In accordance with Section 145 of the DGCL, the Certificate of Incorporation and the Amended and Restated By-laws of the Registrant provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is threatened to be made a party, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is a legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The indemnification and advancement of expenses pursuant to the Certificate of Incorporation and By-laws are not exclusive of any other rights which the person seeking indemnification may have under any statute, provision of such Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. Pursuant to the terms of the Certificate of Incorporation and the By-laws, the Registrant is required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Registrant. Pursuant to Section 145 of the DGCL, the Registrant may only indemnify a person if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
          The Certificate of Incorporation and the By-laws further provide that the Registrant shall pay the expenses of directors and executive officers of the Registrant, and may pay the expenses of all other officers, employees or agents of the Registrant, incurred in defending any proceeding, in advance of its final disposition, upon receipt of an undertaking by the director, officer, employee or agent to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under the provisions of the Certificate of Incorporation, the By-laws or otherwise.
          Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b)

of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators.
          The Certificate of Incorporation and the By-laws provide that the Registrant’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, shall be reduced by any amount such person may collect as indemnification from such other entity.
          If the indemnification provisions of the Certificate of Incorporation or By-laws are repealed or modified, such repeal or modification will not adversely affect any right or protection thereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
          Regent carries directors’ and officers’ liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.
Item 16. Exhibits and Financial Statement Schedules

Document	Exhibit

Opinion of Graydon Head & Ritchey LLP	5.1	*

Consent of Graydon Head & Ritchey LLP (Included in Exhibit 5.1)	23.1	*

Consent of Deloitte & Touche LLP	23.2

A power of attorney in which various individuals authorize the signing of their names to any and all amendments to this Registration Statement and other documents submitted in connection herewith.	24.1	*

*	Previously filed.
Item 17. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Regent pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining any liability under the Securities Act of 1933, to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, Ohio, on May 28, 2008.

REGENT COMMUNICATIONS, INC.
By:	/s/ WILLIAM L. STAKELIN
William L. Stakelin
Chief Executive Officer and President

          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ WILLIAM L. STAKELIN William L. Stakelin Chief Executive Officer and President	Date: May 28, 2008

Principal Financial Officer and Principal Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS Anthony A. Vasconcellos Executive Vice President and Chief Financial Officer	Date: May 28, 2008

Directors of the Company:

/s/ JOHN J. AHN* John J. Ahn	Date: May 28, 2008

Date:
John F. DeLorenzo

/s/ ANDREW L. LEWIS, IV* Andrew L. Lewis, IV	Date: May 28, 2008

/s/ TIMOTHY M. MOONEY* Timothy M. Mooney	Date: May 28, 2008

/s/ WILLIAM L. STAKELIN William L. Stakelin	Date: May 28, 2008

/s/ WILLIAM P. SUTTER, JR.* William P. Sutter, Jr.	Date: May 28, 2008

/s/ JOHN H. WYANT* John H. Wyant	Date: May 28, 2008

*	/s/ WILLIAM L. STAKELIN
William L. Stakelin, as attorney-in-fact
pursuant to a power of attorney previously filed